UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17 2020

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On April 17, 2020, the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”) appointed Samir R. Patel, M.D. as a director of the Company.

In connection with Dr. Patel’s appointment as a director, on April 17, 2020, the Board approved a grant of a Non-qualified Stock Option to purchase 12,329 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), representing a pro rata portion of the annual option grant received by each director. The option has an exercise price of $2.25 per share, which was the closing sale price of the Company’s Common Stock on the grant date, and a ten-year term. The option will fully vest on May 31, 2020.

No arrangement or understanding exists between Dr. Patel and any other person pursuant to which Dr. Patel was appointed as a director. Dr. Patel will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors.  The Board has not yet determined the committees of the Board to which Dr. Patel will be appointed.

Item 7.01.              Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release to announce the appointment of Dr. Patel as director, which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated April 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

April 23, 2020	By:	/s/ Craig S. Eastwood
		Name:	Craig S. Eastwood
		Title:	Chief Financial Officer